STOCK PLEDGE AND SECURITY AGREEMENT

      THIS STOCK PLEDGE AND SECURITY AGREEMENT, made this 26th day of March, 1996 by and among:

      DORON COHEN and BRUCE BENDELL, adult individuals competent to contract, residing, respectively, at 47 Parker Boulevard, Monsey, New York 10952 and 75 Georgian Court, Roslyn, New York 11576 (hereinafter "PLEDGORS")

                                       AND

      AVRAHAM NISSANIAN, an adult individual residing at 139-34 78th Drive, Flushing, New York 11367; YOSSI KOREN, an adult individual residing at 124 Audley Street, Kew Gardens, New York 11418; and SAM LIVIAN, an adult individual residing at 65 Tennis Place, Forest Hills, New York 11375; jointly and severally, (hereinafter collectively "the PLEDGEES")

                                       AND

      ROBERT L. RIMBERG, an attorney licensed to practice law in the state of New York having his principal office located at 866 Third Avenue, 30th Floor, New York, New York 10022 (hereinafter "BAILEE")

WITNESSETH THAT:

      WHEREAS, the PLEDGEES have formed a Delaware corporation, named Nissko Telecon, Inc., which pursuant to a Purchase Agreement ("Purchase Agreement") has agreed to purchase fifteen (15) "Talkie Power Web Line Machines" from Computer Business Science, Inc., a New York corporation wholly-owned by Fidelity Holdings, Inc., a Nevada corporation, of which the PLEDGORS are directors, officers and controlling stockholders;

      WHEREAS, in the Purchase Agreement the PLEDGORS have each agreed to collateralize the recovery by PLEDGEES of their initial purchase price of Six Hundred Twenty-nine Thousand Dollars ($629,000) by each pledging Five Hundred Thousand (500,000) shares of the Common Stock of Fidelity Holdings, Inc. owned by them, whereby in the event of default, PLEDGEES can elect to direct BAILEE to dispose of sufficient of the shares being deposited hereunder in order to secure the funds necessary to meet the obligations of PLEDGORS; and

      WHEREAS, the parties have negotiated and desire a written document to formalize and evidence their understandings;

      NOW, THEREFORE, intending to be legally bound, and in consideration of the PLEDGEES' execution and closing of the Purchase Agreement and PLEDGORS' agreement to collateralize the down payment being made for such machines, the parties have agreed as follows:

      1. (a) The PLEDGEES and PLEDGORS hereby appoint and designate ROBERT L. RIMBERG, ESQ. 866 Third Avenue, 30th Floor, New York, New York 10022 (hereinafter "BAILEE") for the purpose set forth herein and BAILEE accepts such appointment.

         (b) The PLEDGEES and the PLEDGORS authorize BAILEE to act pursuant to the terms of this Agreement. In the event of the disability, death, inability to act or resignation of BAILEE, PLEDGORS and the PLEDGEES shall select a bank, trust company or other appropriate person to act as substitute bailee hereunder. In such event, PLEDGORS and the PLEDGEES shall be jointly and severally liable for any service fees and costs notwithstanding Paragraph 5(a) below.

      The term "BAILEE-" as used herein is used merely for convenience as the PLEDGORS recognize and agree that the BAILEE is acting as agent for the PLEDGEES. Further, the parties recognize that possession of the "bailed" shares by the "BAILEE" shall be deemed a possession by the PLEDGEES for all purposes including, but not limited to, perfection of PLEDGEES' security interest in the "bailed" shares.

      2. (a) PLEDGORS hereby grant to the PLEDGEES a security interest in the following listed shares of stock in Fidelity Holdings, Inc., a Nevada corporation (hereinafter referred to as "the Shares") as follows:

      CERTIFICATE            SHARES          REGISTERED OWNER
      -----------            ------          ----------------
      0001                   250,000         Bruce Bendell
      0002                   250,000         Bruce Bendell
      0030                   250,000         Doron Cohen
      0038                   250,000         Doron Cohen

         (b) The PLEDGEES and PLEDGORS hereby deposit the shares with the BAILEE. Contemporaneously, PLEDGORS are each depositing with the BAILEE three
(3) blank stock powers, with the signatures having Medallion guarantees.

         (c) BAILEE shall hold and dispose of the Shares in accordance with the terms and provisions of this Agreement.

      3. (a) Subject to subparagraph (b) following, BAILEE shall keep and preserve the Shares pending delivery to PLEDGORS or the disposition of the Shares for the PLEDGEES as provided below or until tender into court as provided in Paragraph 6 below.

         (b) At such time as PLEDGORS believe that CBS has fully complied with the terms of the Purchase Agreement and that their guarantee has therefore become ineffective and that accordingly they are entitled to the return of the Shares, PLEDGORS may give to BAILEE written demand (certified mail, return receipt requested) for delivery of the Shares. Within three (3) business days after receipt of any such demand, BAILEE shall notify PLEDGEES in writing by certified mail, return receipt requested, of the demand made by PLEDGORS. Twenty
(20) days after BAILEE receives such demand from PLEDGORS, BAILEE, in the absence of having actually received written objections (certified mail, return receipt requested) from PLEDGEES specifying all defaults as outlined in (d) below, shall deliver the Shares to PLEDGORS. Such delivery shall terminate the pledge thereof as well as the PLEDGEES' security interest in the Shares.

         (d) At such time as PLEDGEES believe that CBS has defaulted on its undertakings and obligations under the Subscription Agreement and that the guarantee of PLEDGORS is activated, PLEDGEES may notify BAILEE in writing, by certified mail, return receipt requested, of such belief and may advise BAILEE that they wish to exercise their rights under the Purchase Agreement pursuant to
Article 9 of the Uniform Commercial Code (U.C.C.). The notice to Bailee shall specifically state all defaults which PLEDGEES believe have occurred. Within three (3) business days after receipt of any such notice, BAILEE shall notify PLEDGORS in writing (certified mail, return receipt requested) of the PLEDGEES' demand, also transmitting a copy of PLEDGEES, written notice. Within twenty (20) days after receipt of the PLEDGEES' notice, BAILEE, in the absence of having actually received written objection (certified mail, return receipt requested) from PLEDGORS, shall comply with the PLEDGEES, instructions regarding their rights under the Purchase Agreement pursuant to Article 9 of the U.C.C.

         (e) The parties making objection (responding) under (c) or (d) above shall mail their objection to BAILEE by certified mail, return receipt requested, and mail a copy thereof, also by certified mail, return receipt requested, to the party who made the demand for delivery. Any such objection shall state with specificity the reason(s) for objection. If BAILEE shall not have actually received the objection (response) by the close of business on the twentieth day, BAILEE shall be entitled to proceed.

         (f) BAILEE shall have no responsibility to determine compliance or default under (c) or (d) above. If BAILEE shall receive a timely written objection to delivery from the PLEDGEES, as provided in (c) above, BAILEE shall not make delivery to PLEDGORS until the controversy with respect thereto shall have been settled either by an agreement between the PLEDGEES and the PLEDGORS or by a final judgment of a court of competent jurisdiction not subject to further appeal. Similarly, if BAILEE shall receive a timely written objection to delivery from PLEDGORS as provided in (d) above, BAILEE shall not comply with PLEDGEES' instructions until the controversy with respect thereto shall have been settled either by an agreement between PLEDGEES and the PLEDGORS or by a final judgment of a court of competent jurisdiction not subject to further appeal. BAILEE shall have no authority or responsibility to resolve the dispute. If settlement is achieved by agreement between the PLEDGEES and the PLEDGORS, a copy of the settlement, with delivery instructions, signed by all the parties, shall be delivered to BAILEE who shall deliver the Shares in accordance with the instructions.

         (g) If both the PLEDGORS and the PLEDGEES shall proceed respectively under (b) and (c) above, the procedures set forth in (b), (c), (d) and (e) above Paragraph 7(b) shall control.

         (h) In the absence of prior demand and objection, if any, this Agreement shall terminate on June 30, 1998, and upon such termination, BAILEE shall deliver the Shares to the PLEDGORS.

         (i) Upon the delivery of the Shares as provided in (c), (d), (f), (g) or (h) above, all obligations between PLEDGORS and the PLEDGEES on the one hand, and BAILEE on the other, shall cease.

      4. In the event of a merger, acquisition, reorganization or recapitalization of Fidelity Holdings, Inc. the shares and all other consideration received in respect to the Shares shall be delivered and, or in the alternative, paid to BAILEE. Upon receipt of such consideration if full, BAILEE shall release and deliver the Shares to PLEDGORS or other persons entitled hereto under the circumstances. In the event of a dissolution, sale of assets or other such transaction, PLEDGORS and the PLEDGEES shall determine the type and quantity of alternate security to be deposited with BAILEE in substitution of the Shares, which BAILEE shall release and deliver as directed in writing signed by both the PLEDGEES and PLEDGORS.

      5. In the event of PLEDGORS' default and delivery of the shares to PLEDGEES, PLEDGEES shall sell sufficient shares to secure the funds necessary to meet the obligations of PLEDGORS under the Purchase Agreement. Any such sales may be at public or private sales but shall comply with all applicable federal and state security laws and regulations.

      6. (a) There shall be no fee or service charge payable to the BAILEE for serving in that capacity under the terms of this Agreement.

         (b) PLEDGORS and the PLEDGEES jointly and severally hereby agree to indemnify and hold harmless BAILEE against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon BAILEE or incurred by BAILEE in connection with his acceptance of appointment as BAILEE hereunder, or the performance of his duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof.

      7. (a) in performing any of his duties hereunder, BAILEE shall not incur any liability to anyone for damages, losses or expenses, except for willful default or breach of trust, and he shall accordingly not incur any such liability with respect (i) to any action taken or omitted in good faith upon advice of his counsel or counsel for the parties given with respect to any questions relating to his duties and responsibilities as BAILEE under this Agreement, or (ii) to any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also to the truth and accuracy of any information contained therein, which BAILEE shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

         (b) In the event of a dispute between any of the parties hereto sufficient in the discretion of the BAILEE to justify his doing so, BAILEE shall be entitled to tender into the registry or custody of any court of competent jurisdiction, the Shares and all money or other property in his hands under this Agreement, together with such legal pleadings as he deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court as BAILEE shall determine has jurisdiction thereof.

      8. (a) Until BAILEE shall have proceeded, pursuant to the PLEDGEES' instructions as provided in Paragraph 3(c) above, PLEDGORS shall be entitled to: vote the Shares and to transfer, assign and otherwise have and exercise all rights of ownership therein; but always subject to the terms and conditions of this Agreement. Dividends shall be forthwith delivered to BAILEE. In the event that PLEDGORS make any transfer or assignment, they shall provide written notice to BAILEE of such and shall provide BAILEE with the name(s) and address(es) of the transferee(s) or assignee(s).

         (b) All dividends and distribution with respect to the Shares, including stock dividends, shall be paid to the BAILEE who shall hold such as additional collateral hereunder and dispose of such as otherwise provided for the Shares themselves. The security interest of the PLEDGEES shall attach to all dividends and distributions immediately upon declaration. All cash dividends representing a distribution of profits (earned surplus or current earnings) shall, in the event of default and delivery of the Shares to the PLEDGEES, reduce proportionately the balance of the indebtedness from PLEDGORS to the PLEDGEES upon delivery thereof to the PLEDGEES; all other dividends shall be treated as additional collateral and reduce the liabilities only upon disposition and only to the extent of the net proceeds thereof.

      9. The PLEDGEES' exercise of their rights hereunder shall not be deemed an election of remedies. The PLEDGEES shall have the right to bid on and purchase the Shares at any private or public sale in the event of default by PLEDGORS and the debt of PLEDGORS, less the net proceeds of any such sale, shall survive such sale.

      10. All notices required hereunder shall be sent by certified mail, return receipt requested, or by registered mail to the PLEDGORS, the PLEDGEES or BAILEE (as may be applicable) at the addresses listed on page I hereof or to such other address as shall be provided in writing.

      11. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors, assigns, heirs, legal representatives, executors and administrators.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Signed, sealed and delivered in the presence of:

WITNESS:                            PLEDGORS:

                                    By:
                                       ---------------------------
                                          DORON COHEN

                                    By: /s/ Bruce Bendell
                                       ---------------------------
                                          BRUCE BENDELL

                                    BAILEE:

                                    By:
                                       ---------------------------
                                          ROBERT L. RIMBERG

STOCK PLEDGE AND SECURITY AGREEMENT
Signatures continued

WITNESS:                            PLEDGEES:

                                    By:
                                       ---------------------------
                                          AVRAHAN NISSANIAN

                                    By:
                                       ---------------------------
                                          YOSSI KOREN

                                    By:
                                       ---------------------------
                                          SAM LIVIAN

Doron Cohen, President
Bruce Bendell, President
Re: Amendment to Plan and Agreement of Merger

WITNESS:

                                        /s/ Bruce Bendell
                                       ---------------------------
                                          BRUCE BENDELL

cc:  Robert E. Salad, Esquire
     Michael Bellucci, Equire
     Michael Dezorett, Esquire
     Mr. Geofrey Alexander

                          PLAN AND AGREEMENT OF MERGER

                                  EXHIBIT "D"

Major Chevrolet, Inc.                          61.0%
Major Dodge, Inc.                              16.6%
Major Chrysler Plymouth Jeep Eagle, Inc.       16.6%
Major Suburu, Inc.                              5.8%